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                                                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Staples Inc. Amended and Restated 1990 Director Stock Option Plan of our report dated March 2, 2001, except for Note S, as to which the date is March 15, 2001, with respect to the consolidated financial statements of Staples, Inc., included in its Annual Report (Form 10-K) for the year ended February 3, 2001, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP
                                                     ------------------------
                                                     ERNST & YOUNG LLP


Boston, Massachusetts
August 23, 2001